Exhibit 3.1

AMENDED AND RESTATED
BYLAWS
OF

AUTODESK, INC.
(a Delaware Corporation)

(as of December 16, 2016)

AMENDED AND RESTATED BYLAWS OF
AUTODESK, INC.
(a Delaware Corporation)
TABLE OF CONTENTS
Page
ARTICLE I CORPORATE OFFICES 1
1.1REGISTERED OFFICE 1
1.2OTHER OFFICES
ARTICLE II MEETINGS OF STOCKHOLDERS 1
2.1 PLACE OF MEETINGS 1
2.2 ANNUAL MEETING 1
2.3 SPECIAL MEETING 2
2.4 NOTICE OF STOCKHOLDERS’ MEETINGS 2
2.5 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS 2
2.6MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE 8
2.7QUORUM 8
2.8ADJOURNED MEETING; NOTICE 8
2.9VOTING 9
2.10STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING 9
2.11RECORD DATE FOR STOCKHOLDER NOTICE; VOTING 11
2.12PROXIES 11
2.13ORGANIZATION 11
2.14LIST OF STOCKHOLDERS ENTITLED TO VOTE 12
2.15INSPECTORS OF ELECTION 12
ARTICLE III DIRECTORS 13
3.1POWERS 13
3.2NUMBER OF DIRECTORS 13
3.3ELECTION AND TERM OF OFFICE OF DIRECTORS 13
3.4RESIGNATION, VACANCIES AND NEWLY CREATED DIRECTORSHIPS 14
3.5REMOVAL OF DIRECTORS 15
3.6PLACE OF MEETINGS; MEETINGS BY TELEPHONE 15
3.7MINUTES 15
3.8REGULAR MEETINGS 15
3.9SPECIAL MEETINGS; NOTICE 15
3.10QUORUM 16
3.11WAIVER OF NOTICE 16
3.12ADJOURNMENT 16

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3.13NOTICE OF ADJOURNMENT 16
3.14BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING 16
3.15FEES AND COMPENSATION OF DIRECTORS 17
3.16APPROVAL OF LOANS TO OFFICERS 17
3.17SOLE DIRECTOR PROVIDED BY CERTIFICATE OF INCORPORATION 17
ARTICLE IV COMMITTEES 17
4.1COMMITTEES OF DIRECTORS 17
4.2MEETINGS AND ACTION OF COMMITTEES 18
4.3COMMITTEE MINUTES 18
ARTICLE V OFFICERS 18
5.1OFFICERS 18
5.2ELECTION OF OFFICERS 19
5.3REMOVAL AND RESIGNATION OF OFFICERS 19
5.4VACANCIES IN OFFICES 19
5.5CHAIRMAN OF THE BOARD 19
5.6CHIEF EXECUTIVE OFFICER 19
5.7PRESIDENT 20
5.8CHIEF FINANCIAL OFFICER 20
5.9EXECUTIVE OFFICER VICE PRESIDENTS 20
5.10SECRETARY AND ASSISTANT SECRETARY 20
5.11AUTHORITY AND DUTIES OF OFFICERS 21
5.12EXECUTION OF CONTRACTS AND OTHER DOCUMENTS 21
ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS 21
6.1INDEMNIFICATION OF DIRECTORS AND OFFICERS 21
6.2INDEMNIFICATION OF OTHERS 22
6.3INSURANCE 22
ARTICLE VII RECORDS AND REPORTS 23
7.1MAINTENANCE AND INSPECTION OF RECORDS 23
7.2INSPECTION BY DIRECTORS 23
7.3REPRESENTATION OF SHARES OF OTHER CORPORATIONS 23
7.4CERTIFICATION AND INSPECTION OF BYLAWS 23
ARTICLE VIII GENERAL MATTERS 24
8.1RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING 24
8.2CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS 24

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8.3CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED 24
8.4STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES     24
8.5SPECIAL DESIGNATION ON CERTIFICATES 25
8.6LOST CERTIFICATES 26
8.7TRANSFER AGENTS AND REGISTRARS 26
8.8CONSTRUCTION; DEFINITIONS 26
ARTICLE IX AMENDMENTS 26

iii

AMENDED AND RESTATED

BYLAWS
OF
AUTODESK, INC.
(a Delaware corporation)
(as of December 16, 2016)

ARTICLE I
CORPORATE OFFICES
1.1    REGISTERED OFFICE.
The registered office of Autodesk, Inc. (the “corporation”) shall be fixed in the certificate of incorporation of the corporation.
1.2    OTHER OFFICES.
The board of directors of the corporation (the “board of directors”) may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II
MEETINGS OF STOCKHOLDERS
2.1    PLACE OF MEETINGS.
Meetings of stockholders of the corporation shall be held at any place within or outside the State of Delaware designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the General Corporation Law of the State of Delaware. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.
2.2    ANNUAL MEETING.

The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected, and any other proper business may be transacted.
2.3    SPECIAL MEETING.
(a)    A special meeting of the stockholders may be called at any time only by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board, the chairman of the board, the chief executive officer or the president (in the absence of a chief executive officer), but a special meeting may not be called by any other person or persons. For purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The board of directors, acting pursuant to a resolution adopted by a majority of the Whole Board, may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.
(b)    The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Whole Board, the chairman of the board, the chief executive officer or the president (in the absence of a chief executive officer). Nothing contained in this Section 2.3(b) shall be construed as limiting, fixing, or affecting the time when a special meeting of stockholders called by action of the board may be held.
2.4    NOTICE OF STOCKHOLDERS’ MEETINGS.
All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.
2.5    ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS.
(a)    Advance Notice of Stockholder Business.
At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s notice of meeting (or any supplement thereto) or at the direction of the board of directors, or (B) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.5(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (B) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders. To comply with clause (B) of this Section 2.5(a) above, a stockholder’s notice must be timely received by the secretary of the corporation and must set forth all information required under this Section 2.5(a), as follows.
(i)    To be timely, a stockholder’s notice must be received by the secretary of the corporation at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than thirty (30) days prior to or delayed by more than thirty (30) days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by the secretary of the corporation not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.5(a)(i). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “Exchange Act”).
(ii)    To be in proper written form, a stockholder’s notice to the secretary of the corporation must set forth as to each matter of business the stockholder intends to bring before the annual meeting:
(1)    a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
(2)    the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below);
(3)    the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person;
(4)    (A) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (B) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the corporation, (C) any short interest in any security of the corporation held by such stockholder or any Stockholder Associated Person (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (D) any rights to dividends on the shares of the corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the corporation, (E) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or other entity in which such stockholder or any Stockholder Associated Person has any control over such entity, (F) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household, and (G) a representation that the stockholder shall update the corporation promptly (but in no event more than three (3) business days) after any material change in the foregoing information between the date of such notice and the date of the annual meeting;
(5)    a description of all agreements, arrangements and understandings between such stockholder or a Stockholder Associated Person and any other persons (including their names) with respect to either the proposal of such business or any securities of the corporation;
(6)    any material interest of the stockholder or a Stockholder Associated Person in such business;
(7)    any other information relating to such stockholder or Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the proposal pursuant to Section 14 of the Exchange Act; and
(8)    a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (8), a “Business Solicitation Statement”).
In addition, to be in proper written form, a stockholder’s notice to the secretary of the corporation must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this Section 2.5, a “Stockholder Associated Person” of a stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).
(iii)    Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.5(a) and, if applicable, Section 2.5(b)(i). In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.5(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted. The foregoing provisions of this Section 2.5(a) shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the board of directors, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided.
(iv)    In addition to the foregoing provisions of this Section 2.5(a), a stockholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5(a), including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 2.5(a) shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
(b)    Advance Notice of Director Nominations.
(i)    Advance Notice of Director Nominations at Annual Meetings.
(1)    Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.5(b)(i) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the board of directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.5(b)(i). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.
(2)    To comply with clause (B) of Section 2.5(b)(i)(1) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.5(b)(i) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time and in accordance with Section 2.5(a)(i) above.
(3)    To be in proper written form, such stockholder’s notice to the secretary of the corporation must set forth:
a)    as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee, (D) the information required to be provided pursuant to Section 2.5(a)(ii)(4) above, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, (G) a written statement of such person that such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the board of directors, in accordance with the corporation’s Corporate Governance Guidelines, and (H) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and
b)    as to the stockholder giving notice, (A) the information required to be provided pursuant to Section 2.5(a)(ii) above, and the supplement referenced in the second sentence of Section 2.5(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).
(4)    At the request of the board of directors, any person nominated by a stockholder for election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.5(b)(i).
(5)    In addition to the foregoing provisions of this Section 2.5(b)(i), a stockholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5(b)(i).
(6)    Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.5(b)(i). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.
(ii)    Advance Notice of Director Nominations for Special Meetings.
(1)    For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.3, nominations of persons for election to the board of directors shall be made only (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.5(b)(i)(3) and (4) above. To be timely, such notice must be received by the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In addition to the foregoing provisions of this Section 2.5(b)(ii), a stockholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5(b)(ii). A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.5(b)(ii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(2)    The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.
2.6    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.
Written notice of any meeting of stockholders shall be given either (i) personally, (ii) by private courier, (iii) by first or third-class United States mail, (iv) by other written communication, (v) by electronic means, if directed to an electronic mail address at which the stockholder has consented to received notice, (vi) by facsimile transmission, when directed to a number which the stockholder has consented to received notice, and (vii) by other electronic or wireless means. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or by courier or deposited in the mail or sent by other means of written communication or other electronic or wireless means.
An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the secretary or an assistant secretary of the corporation, or of any transfer agent or any other agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.
2.7    QUORUM.
The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with Section 2.8 of these bylaws.
When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.
If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.
2.8    ADJOURNED MEETING; NOTICE.

When a meeting is adjourned to another time and place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
2.9    VOTING.
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of the State of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).
Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.
2.10    STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.
(a)    Stockholder Action and Request for Record Date. Subject to the other provisions of these bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the board of directors or as otherwise established under this Section 2.10. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the secretary of the corporation and delivered to the corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (b) of this section. Following receipt of the notice, the board of directors shall have ten (10) calendar days to determine the validity of the request, and if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the board of directors and shall not precede the date such resolution is adopted. If the board of directors fails within ten (10) calendar days after the corporation receives such notice to fix a record date for such purpose, provided that the request is valid and fixing a record date is appropriate, the record date shall be the day on which the first written consent is delivered to the corporation in the manner described in paragraph (d) of this Section 2.10; except that, if prior action by the board of directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

(b)    Notice Requirements. Any stockholder’s notice required by paragraph (a) of this Section 2.10 must describe the action that the stockholder proposes to take by consent. For each such proposal, every notice by a stockholder must include the information required by Section 2.5 as though such stockholder was intending to make a nomination or to bring any other matter before a meeting of stockholders, and, to the extent not otherwise required by Section 2.5, such notice must also state, (i) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to the bylaws of the corporation), (ii) the reasons for soliciting consents for the proposal, (iii) any material interest in the proposal held by the stockholder and the beneficial owner, if any, on whose behalf the action is to be taken, and (iv) any other information relating to the stockholder, the beneficial owner, or the proposal that would be required to be disclosed in filings in connection with the solicitation of proxies or consents pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder).
(c)    Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (d) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 2.10, Consents signed by a sufficient number of stockholders to take such action are so delivered to the corporation.
(d)    Delivery of Consent / Inspectors of Election. Every Consent must be delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Delivery must be made by hand or by certified or registered mail, return receipt requested.
Within five (5) business days after receipt of the earliest dated Consent delivered to the corporation in the manner provided above or the determination by the board of directors that the corporation should seek corporate action by written consent, as the case may be, the secretary of the corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the corporation.
Consents and revocations shall be delivered to the inspectors upon receipt by the corporation, the soliciting stockholders or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to the corporation, the soliciting stockholder or their representatives or any other entity. In the event the inspectors determine that valid and unrevoked consents representing a sufficient number of shares to approve the actions proposed to be taken by consent have been delivered, the inspectors shall inform the corporation and the soliciting stockholders of that determination, and in any event the inspectors shall inform the corporation and the soliciting stockholders of the number of valid, unrevoked consents received by the inspectors as of the close of business on the sixtieth (60th) day following the earliest-dated consent delivered to the corporation.

(e)    Challenge to Validity of Consent. Nothing contained in this Section 2.10 shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the inspectors or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
2.11    RECORD DATE FOR STOCKHOLDER NOTICE; VOTING.
For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which shall not be more than sixty (60) calendar days nor less than ten (10) calendar days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the corporation after the record date.
If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.
The record date for any purpose other than acting by written consent or determining entitlement to vote at a meeting of stockholders shall be as provided in Section 8.1 of these bylaws.
2.12    PROXIES.
Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, telefacsimile or otherwise) by the stockholder or the stockholder’s attorney‑in‑fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of the State of Delaware.
2.13    ORGANIZATION.
The chief executive officer, or in the absence of the chief executive officer, the president, or in the absence of the president, the chairman of the board, or in the absence of the chairman of the board, any vice president (excluding Non-Executive Officers, as described in Section 5.1 of these bylaws), shall call the meeting of the stockholders to order, and shall act as chairman of the meeting. In the absence of the chief executive officer, the president, the chairman of the board, and all of the vice presidents (excluding Non-Executive Officers, as described in Section 5.1 of these bylaws), the stockholders shall appoint a chairman for such meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary of the corporation at any meeting of the stockholders, the chairman of the meeting may appoint any person to act as secretary of the meeting.
2.14    LIST OF STOCKHOLDERS ENTITLED TO VOTE.
The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) calendar days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal executive office. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.
2.15    INSPECTORS OF ELECTION
Before any meeting of stockholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.
Such inspectors shall:

(i)determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies and ballots;
(ii)receive, count and tabulate all votes or ballots; and
(iii)hear and determine all challenges to any determinations made by the inspectors.
The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III

DIRECTORS
3.1    POWERS.
Subject to the provisions of the General Corporation Law of the State of Delaware and to any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.
3.2    NUMBER OF DIRECTORS.
The board of directors shall consist of ten (10) members. The number of directors may be changed by an amendment to this bylaw, duly adopted by the board of directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
3.3    ELECTION AND TERM OF OFFICE OF DIRECTORS.
Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. A nominee for director shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the secretary of the corporation receives notice that a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 2.5 of these bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the date that is ten (10) calendar days in advance of the date the corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) for such meeting with the Securities and Exchange Commission. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Each director, including a director elected or appointed to fill a vacancy (including vacancies from newly created directorships), shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.
3.4    RESIGNATION, VACANCIES AND NEWLY CREATED DIRECTORSHIPS.
(a)    Any director may resign effective on giving notice in writing or by electronic transmission to the chairman of the board, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.
(b)    Vacancies in the board of directors and newly created directorships may only be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, if the board of directors so determines a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.
(c)    Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.
If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of the State of Delaware.
If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of the State of Delaware as far as applicable.

3.5    REMOVAL OF DIRECTORS.
Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
3.6    PLACE OF MEETINGS; MEETINGS BY TELEPHONE.
Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation unless otherwise designated in the notice of the meeting. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.
Any meeting of the board, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such participating directors shall be deemed to be present in person at the meeting.
3.7    MINUTES.
The board of directors shall keep regular minutes of its meetings.
3.8    REGULAR MEETINGS.
Regular meetings of the board of directors may be held without notice at such time as shall from time to time be determined by the board of directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.
3.9    SPECIAL MEETINGS; NOTICE.
Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, the chief executive officer, any vice president (excluding Non-Executive Officers, as described in Section 5.1 of these bylaws), the secretary of the corporation or any two directors.
Notice of the time and place of special meetings shall be (i) delivered personally by hand, by courier or by telephone, (ii) sent by United States first-class mail, postage prepaid (iii) sent by facsimile, or (iv) sent by electronic mail or other electronic or wireless means, charges prepaid, addressed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as it is shown on the records of the corporation. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail or other electronic or wireless means, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) calendar days before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation or by conference telephone or similar communication equipment.
3.10    QUORUM.
A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.12 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the certificate of incorporation and applicable law.
A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the quorum for that meeting.
3.11    WAIVER OF NOTICE.
Notice of a meeting need not be given to any director (i) who signs a waiver of notice, whether before or after the meeting, or (ii) who attends the meeting other than for the express purposed of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. All such waivers shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.
3.12    ADJOURNMENT.
A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the board to another time and place.
3.13    NOTICE OF ADJOURNMENT.
Notice of the time and place of holding an adjourned meeting of the board need not be given unless the meeting is adjourned for more than twenty‑four (24) hours. If the meeting is adjourned for more than twenty‑four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.9 of these bylaws, to the directors who were not present at the time of the adjournment.
3.14    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.
Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing or by electronic transmission to that action. Such action by written consent or electronic transmission shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the board of directors.
3.15    FEES AND COMPENSATION OF DIRECTORS.
Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.15 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.
3.16    APPROVAL OF LOANS TO OFFICERS.
Subject to the last sentence hereof, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any employee of the corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this Section 3.16 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute. Notwithstanding the foregoing, the corporation shall in no event make any new loan to any director of executive officer or make any material modification to any existing loan.
3.17    SOLE DIRECTOR PROVIDED BY CERTIFICATE OF INCORPORATION.
In the event only one director is required by these bylaws or the certificate of incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the directors shall be deemed to refer to such notice, waiver, etc., by such sole director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to the board of directors.

ARTICLE IV
COMMITTEES
4.1    COMMITTEES OF DIRECTORS.
The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of one (1) or more of the directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have and may exercise all the powers and authority of the board, but no such committee shall have the power or authority to (i) approve or adopt or recommend to the stockholders any action or matter that requires the approval of the stockholders or (ii) adopt, amend, or repeal any bylaw of the corporation.
4.2    MEETINGS AND ACTION OF COMMITTEES.
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the following provisions of Article III of these bylaws: Section 3.6 (place of meetings; meetings by telephone), Section 3.8 (regular meetings), Section 3.9 (special meetings; notice), Section 3.10 (quorum), Section 3.11 (waiver of notice), Section 3.12 (adjournment), Section 3.13 (notice of adjournment) and Section 3.14 (board action by written consent without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee, its chair and its members for the board of directors, its chair and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.
4.3    COMMITTEE MINUTES.
Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
ARTICLE V
OFFICERS
5.1    OFFICERS.
The Executive Officers of the corporation shall be such persons as are designated as such by the board of directors and shall include, but not be limited to, a chief executive officer, a president and a chief financial officer. Additional Executive Officers may by appointed by the board of directors from time to time.
In addition to the Executive Officers of the corporation described above, there may also be such Non-Executive Officers of the corporation as may be designated and appointed from time to time by the chief executive officer of the corporation in accordance with the provisions of Section 5.2 of these bylaws. Any number of offices may be held by the same person.

5.2    ELECTION OF OFFICERS.
The Executive Officers of the corporation shall be chosen by the board of directors, subject to the rights, if any, of an Executive Officer under any contract of employment, and shall hold their respective offices for such terms as the board of directors may from time to time determine.
Non-Executive Officers of the corporation shall be chosen by the chief executive officer of the corporation and shall hold their respective offices for such terms as the chief executive officer may from time to time determine.
5.3    REMOVAL AND RESIGNATION OF OFFICERS.
Subject to the rights, if any, of an Executive Officer under any contract of employment, any Executive Officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board.
Any Non-Executive Officer may be removed, either with or without cause, at any time by the chief executive officer of the corporation or by the Executive Officer to whom such Non-Executive Officer reports.
Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
5.4    VACANCIES IN OFFICES.
A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.
5.5    CHAIRMAN OF THE BOARD.
The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise such other powers and perform such other duties as may from time to time be assigned to him or her by the board of directors or as may be prescribed by these bylaws. If there is no chairman of the board, then the chief executive officer of the corporation shall have the powers and duties prescribed herein.
5.6    CHIEF EXECUTIVE OFFICER.
Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the chief executive officer of the corporation shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors.
5.7    PRESIDENT.
Subject to such supervisory powers, if any, as may be given by the board of directors to the chief executive officer, if there be such an officer, the president of the corporation shall, subject to the control of the board of directors, have general supervision over the operations of the corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.
5.8    CHIEF FINANCIAL OFFICER.
The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his or her position as a director.
The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.
5.9    EXECUTIVE OFFICER VICE PRESIDENTS.
In the absence or disability of the president, and if there is no chairman of the board, the Executive Officer vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, an Executive Officer vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The Executive Officer vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.
5.10    SECRETARY AND ASSISTANT SECRETARY.
The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of the board of directors, committees of directors and stockholders. The minutes shall show the date, time and place, if any, of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.
The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.
The assistant secretary, if any, or, if there is more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
5.11    AUTHORITY AND DUTIES OF OFFICERS.
In addition to the foregoing powers, authority and duties, all officers of the corporation shall respectively have such authority and powers and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors.
5.12    EXECUTION OF CONTRACTS AND OTHER DOCUMENTS.
Each Executive Officer and Non-Executive Officer of the corporation may execute, affix the corporate seal and/or deliver, in the name and on behalf of the corporation, deeds, mortgages, notes, bonds, contracts, agreements, powers of attorney, guarantees, settlements, releases, evidences of indebtedness, conveyances or any other document or instrument which (i) is authorized by the board of directors or (ii) is executed in accordance with policies adopted by the board of directors from time to time, except in each case where the execution, affixation of the corporate seal and/or delivery thereof shall be expressly and exclusively delegated by the board of directors to some other officer or agent of the corporation.
ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS
6.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation. For purposes of this Section 6.1, a “director” or “officer” of the corporation shall mean any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.
The corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the board of directors of the corporation.
The corporation shall pay the expenses (including attorney’s fees) incurred by a director or officer of the corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this Section 6.1 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Section 6.1 or otherwise.
The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the corporation’s Certificate of Incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.
Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
6.2    INDEMNIFICATION OF OTHERS.
The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3    INSURANCE.
The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of the State of Delaware.

ARTICLE VII
RECORDS AND REPORTS
7.1    MAINTENANCE AND INSPECTION OF RECORDS.
The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records of its business and properties.
Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.
7.2    INSPECTION BY DIRECTORS.
Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.
7.3    REPRESENTATION OF SHARES OF OTHER CORPORATIONS.
The chairman of the board, if any, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or any assistant secretary of the corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of the stock of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
7.4    CERTIFICATION AND INSPECTION OF BYLAWS.
The original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary of the corporation, shall be kept at the corporation’s principal executive office and shall be open to inspection by the stockholders of the corporation, at all reasonable times during office hours.

ARTICLE VIII
GENERAL MATTERS
8.1    RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.
For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action other than as provided for in Article II of these bylaws, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall not be more than sixty (60) calendar days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided by law.
If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the applicable resolution.
8.2    CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS.
From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.
8.3    CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED.
The board of directors, except as otherwise provided in these bylaws, may authorize and empower any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such power and authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
8.4    STOCK CERTIFICATES; TRANSFER; PARTLY PAID SHARES.
The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Certificates for shares shall be of such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences and/or rights, if any; a statement or summary of liens, if any; a conspicuous notice of restrictions upon transfer or registration of transfer, if any; a statement as to any applicable voting trust agreement; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.
Stock of the corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the corporation only by the record holder of such stock or by his or her attorney lawfully constituted in writing and, if such stock is certificated, upon the surrender of the certificate to the secretary of the corporation or transfer agent therefor, which shall be canceled before a new certificate shall be issued.
The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.5    SPECIAL DESIGNATION ON CERTIFICATES.
If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
8.6    LOST CERTIFICATES.
Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.
8.7    TRANSFER AGENTS AND REGISTRARS.
The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be an incorporated bank or trust company -- either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.
8.8    CONSTRUCTION; DEFINITIONS.
Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, as used in these bylaws, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both an entity and a natural person.

ARTICLE IX
AMENDMENTS
The bylaws of the corporation may be adopted, amended or repealed by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon, or by the board of directors.
Whenever an amendment or new bylaw is adopted, it shall be copied in the book of bylaws with the original bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.